As filed with the Securities and Exchange Commission on November 21, 2001

                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                             HEALTH CARE REIT, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                    34-1096634
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             One SeaGate, Suite 1500
                               Toledo, Ohio 43604
                             Telephone: 419-247-2800
          (Address and telephone number of principal executive offices)

                HEALTH CARE REIT, INC. 1995 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

         George L. Chapman                       Copy to:
         Chairman, CEO and President             Mary Ellen Pisanelli, Esq.
         Health Care REIT, Inc.                  Shumaker, Loop & Kendrick, LLP
         One SeaGate, Suite 1500                 North Courthouse Square
         Toledo, Ohio 43604                      1000 Jackson Street
         (419) 247-2800                          Toledo, Ohio 43624
                                                 (419) 321-1313

            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================

                                                Proposed maximum     Proposed maximum
Title of Securities       Amount to be          offering price per   aggregate offering    Amount of
to be registered          registered*           unit*                price*                registration fee
===========================================================================================================
Common Stock par value
$1.00 per share           1,863,668 shares       $24.49              $45,641,229.32        $11,410.31

* Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on (i) the basis of the number of shares that are unregistered but may be issued under the 1995 Stock Incentive Plan as of the date of this filing, 1,863,668 shares (of which 463,668 shares may be issued pursuant to the evergreen provisions of the Plan) and (ii) the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on November 20, 2001.

                                          Exhibit Index is located on page II-4

                                TABLE OF CONTENTS



--------------------------------------------------------------------------------


                                       S-8

 ..........................................................................II-1
 ..........................................................................II-1
 ..........................................................................II-2
 ..........................................................................II-2
EXHIBIT INDEX.............................................................II-4

                                EXPLANATORY NOTE
                                ----------------

         The 1,863,668 shares of common stock, par value $1.00 per share, of Health Care REIT, Inc., registered under this Registration Statement on Form S-8 consists of additional shares of common stock reserved for issuance under the terms of the Health Care REIT, Inc. 1995 Stock Incentive Plan, as amended. The 1,600,000 shares of common stock previously reserved for issuance under the 1995 Stock Incentive Plan were registered under Registration Statements on Form S-8 filed with the Commission as follows: 600,000 shares were registered with the Commission on February 27, 1996, Registration No. 333-1239, and 1,000,000 shares were registered with the Commission on November 21, 1997, Registration No. 333-40771.

         The contents of the Registration Statements on Form S-8, Registration Nos. 333-1239, and 333-40771, filed by the Company on February 27, 1996 and November 21, 1997, respectively, are hereby incorporated by reference into this Registration Statement on Form S-8.

         Pursuant to General Instruction E to Form S-8, captioned "Registration of Additional Securities," this Registration Statement on Form S-8 consists only of the facing page, the statement in the preceding paragraph incorporating the contents of the earlier Registration Statements on Form S-8, and the signature page. Accordingly, as permitted by General Instruction E, responses to Items 4, 6, 7 and 9 of the Instructions to Form S-8 have been omitted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Health Care REIT, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

1.       Annual Report on Form 10-K for the year ended December 31, 2000.

2.       Quarterly Report on Form 10-Q for the quarterly period ended March 31,
         2001.

3.       Quarterly Report on Form 10-Q for the quarterly period ended June 30,
         2001.

4. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

5. The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A of the Company filed pursuant to Section 12 of the Exchange Act, including all amendments and reports updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of each such document.

         Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The Company's legal counsel, Shumaker, Loop & Kendrick, LLP of Toledo, Ohio, is giving an opinion upon the legality of the issuance of the shares of Common Stock being offered hereby. As of September 30, 2001, certain attorneys in the firm of Shumaker, Loop & Kendrick, LLP beneficially owned approximately 25,000 shares of the Common Stock of the Company.

ITEM 8.  EXHIBITS.

         The following are filed herewith as part of this Registration
Statement:

            EXHIBIT NO.                                              EXHIBIT
            -----------                                              -------

                4.1 The Health Care REIT, Inc. 1995 Stock Incentive Plan filed as Exhibit 10.6 to Form 10-K filed on March 22, 2000.

                4.2             First Amendment to the Health Care REIT, Inc.
                                1995 Stock Incentive Plan filed as Exhibit 4.2 to Form S-8 filed on November 21, 1997.

                4.3             Second Amendment to the Health Care REIT, Inc.
                                1995 Stock Incentive Plan.

                5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

                23.1 Consent of Ernst & Young, LLP, independent auditors.

                23.2 The consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

                24.1            Powers of Attorney.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 21st day of November, 2001.


                                           HEALTH CARE REIT, INC.
                                                (Registrant)

                                 By:   /S/ GEORGE L. CHAPMAN
                                       -----------------------------------------
                                       Chairman, Chief Executive Officer,
                                       President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (or by their designated attorney-in-fact) in the capacities and on the dates indicated.

          /S/ WILLIAM C. BALLARD, JR.*               Date:  November 13, 2001
---------------------------------------------------
William C. Ballard, Jr., Director


          /S/ PIER C. BORRA*                         Date:  November 13, 2001
---------------------------------------------------
Pier C. Borra, Director


          /S/ RAYMOND W. BRAUN*                      Date:  November 13, 2001
---------------------------------------------------
Raymond W. Braun, Executive Vice President,
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)


          /S/ GEORGE L. CHAPMAN                      Date:  November 13, 2001
---------------------------------------------------
George L. Chapman, Chairman, Chief Executive
Officer, President and Director
(Principal Executive Officer)


          /S/ MICHAEL A. CRABTREE*                   Date:  November 13, 2001
---------------------------------------------------
Michael A. Crabtree, Treasurer & Controller
(Principal Accounting Officer)


          /S/ JEFFREY H. DONAHUE*                    Date:  November 13, 2001
---------------------------------------------------
Jeffrey H. Donahue, Director


          /S/ PETER J. GRUA*                         Date:  November 13, 2001
---------------------------------------------------
Peter J. Grua, Director


          /S/ SHARON M. OSTER*                       Date:  November 13, 2001
---------------------------------------------------
Sharon M. Oster, Director


          /S/ BRUCE G. THOMPSON*                     Date:  November 13, 2001
---------------------------------------------------
Bruce G. Thompson, Director


          /S/ R. SCOTT TRUMBULL*                     Date:  November 13, 2001
---------------------------------------------------
R. Scott Trumbull, Director


          /S/ RICHARD A. UNVERFERTH*                 Date:  November 13, 2001
---------------------------------------------------
Richard A. Unverferth, Director


*By:  /S/ GEORGE L. CHAPMAN                          Date:  November 13, 2001
      ---------------------------------------------
George L. Chapman, Attorney-In-Fact

                                  EXHIBIT INDEX

         The following exhibits are filed herewith as part of this registration statement:

            EXHIBIT NO.                           EXHIBIT
            -----------                           -------

                4.1 The Health Care REIT, Inc. 1995 Stock Incentive Plan filed as Exhibit 10.6 to Form 10-K filed on March 22, 2000.

                4.2             First Amendment to the Health Care REIT, Inc.
                                1995 Stock Incentive Plan filed as Exhibit 4.2 to Form S-8 filed on November 21, 1997.

                4.3             Second Amendment to the Health Care REIT, Inc.
                                1995 Stock Incentive Plan.

                5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

                23.1 Consent of Ernst & Young, LLP, independent auditors.

                23.2 The consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

                24              Powers of Attorney.